Exhibit (k)(7)

FORM OF TERMINATION OF CONSULTING AGREEMENT

     This TERMINATION AGREEMENT (“Agreement”) is made and entered into as of the ___day of ___, 2005, by and among PATRIOT CAPITAL FUNDING, INC. (“Patriot”), a Delaware corporation, and KILGORE CONSULTING CPM LLC (“Kilgore”), a Connecticut limited liability company.

     WHEREAS, Wilton Funding, LLC (“Wilton”) and Kilgore were parties to a Consulting Agreement dated January 31, 2003 (the “Consulting Agreement”), whereby Kilgore was retained as a consultant for Wilton; and

     WHEREAS, prior to the date of this Agreement, Wilton entered into a merger agreement with Patriot whereby Wilton was merged (the “Merger”) with and into Patriot; and

     WHEREAS, pursuant to the terms of the Merger, Patriot assumed all of the rights and liabilities of Wilton under the Consulting Agreement; and

     WHEREAS, subsequent to the date of this Agreement, Patriot intends to conduct an initial public offering (“IPO”) of shares of its common stock; and

     WHEREAS, in connection with the IPO, Patriot intends to file an election to be regulated as a business development company (“BDC”) under the 1940 Act (the “BDC Election”); and

     WHEREAS, the parties wish to terminate the business relationship set forth in the Consulting Agreement upon the Company’s filing of the BDC Election with the Securities and Exchange Commission.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Termination of Consulting Agreement. Patriot and Kilgore agree that the Consulting Agreement shall be terminated effective upon Patriot’s filing of the BDC Election with the Securities and Exchange Commission (the “Effective Date”).

     2. Effect of Termination. As of the Effective Date, each of the parties to the Consulting Agreement shall have no further duties or obligations thereunder, except that Patriot will be obligated to pay Kilgore any accrued but unpaid consulting fees owed to Kilgore under the Consulting Agreement as of the Effective Date. Patriot agrees to pay Kilgore any such consulting fees within five (5) business days after the completion of the IPO.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the year and day first above written.

PATRIOT CAPITAL FUNDING, INC.

By:

Name:

Title:

KILGORE CONSULTING CPM LLC

By:

Name:

Title: